UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 12, 2009
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-16411 (Commission File Number)	95-4840775 (IRS Employer Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices)(Zip Code)
(310) 553-6262
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.
On March 12, 2009, Ronald D. Sugar, Chairman and Chief Executive Officer of Northrop Grumman Corporation (the “Company”) adopted a pre-arranged stock trading plan to sell shares of the Company’s stock upon exercise of stock options. The trading plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies and procedures governing stock transactions by directors, executive officers and other employees.
Plan Details — Dr. Sugar reported to the Company that the option exercises and stock sales to be effected pursuant to the trading plan are intended to facilitate the exercise of aging or expiring options.
As the trading plan transactions will involve only shares issuable upon exercise of options, they will not affect Dr. Sugar’s compliance with the Company’s stock ownership guidelines. Details regarding the Company’s stock ownership guidelines are described in its Proxy Statement filed with the Securities and Exchange Commission on April 21, 2008.
Transactions made under Dr. Sugar’s trading plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)
Date: March 12, 2009	By:	/s/ Joseph F. Coyne, Jr.
(Signature)
Joseph F. Coyne, Jr.
Corporate Vice President, Deputy General Counsel and Secretary